Exhibit 10.1

Execution Copy

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of March 9, 2015 by and among West Corporation, a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (collectively, the “Selling Stockholders”).

Recitals

WHEREAS, the Selling Stockholders own an aggregate of 43,808,074 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”);

WHEREAS, the Selling Stockholders are commencing, on the date hereof, an underwritten public offering (the “Public Offering”) of certain shares of Common Stock owned by the Selling Stockholders (the “Underwritten Shares”); and

WHEREAS, the Selling Stockholders desire to sell to the Company, and the Company desires to repurchase from the Selling Stockholders, an aggregate of 1,000,000 shares of Common Stock (the “Shares”) at the price per share at which the Underwritten Shares are sold to the public in the Public Offering, less underwriting discounts and commissions (the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) Purchase and Sale. At the Closing (as defined below), the Company hereby agrees to repurchase from the Selling Stockholders, and each Selling Stockholder hereby agrees, severally and not jointly, to sell and deliver, or cause to be delivered, to the Company the Shares set forth opposite such Selling Stockholder’s name on Schedule A hereto.

(b) Condition to Repurchase. The obligation of the Company to purchase the Shares shall be subject to the closing of the sale of the Underwritten Shares pursuant to an underwriting agreement by and among the Company, the Selling Stockholders and the underwriters named therein (the “Underwriting Agreement”).

(c) Closing. The closing of the sale of the Shares (the “Closing”) shall take place concurrently with the initial closing of the sale of the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603.

(d) Closing Deliveries and Actions. At the Closing, (i) each Selling Stockholder shall deliver, or cause to be delivered, to the Company or as instructed by the

Company the stock certificate(s) representing the Shares being sold by such Selling Stockholder, accompanied by duly executed stock powers relating to such Shares, and (ii) the Company shall deliver to each Selling Stockholder by wire transfer, in accordance with written instructions to be provided by each Selling Stockholder no later than two business days prior to the Closing, immediately available funds in an amount equal to the Purchase Price multiplied by the number of Shares being sold by such Selling Stockholder.

(e) Other Payments. The Selling Stockholders each agree to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase.

2. Representations of the Company. The Company represents and warrants to the Selling Stockholders that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the certificate of incorporation or by-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the cases of clauses (i) and (iii) above, for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated by this Agreement.

3. Representations of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to the Company that:

(a) Such Selling Stockholder has been duly organized and is validly existing as a limited partnership or limited liability company in good standing under the laws of its jurisdiction of organization.

(b) Such Selling Stockholder has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to sell and deliver, or cause to be delivered, the Shares to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) the provisions of the partnership agreement, limited liability company agreement or other governing organizational document of such Selling Stockholder or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except in the cases of clauses (i) and (iii) above, for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(d) Such Selling Stockholder has, and immediately prior to the delivery of the Shares to the Company at the Closing, such Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by such Selling Stockholder hereunder at such time of delivery and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the Company.

(e) Such Selling Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed sale of the Shares to the Company and that it has made an independent decision to sell the Shares to the Company based on the Selling Stockholder’s knowledge about the Company and its business and other information available to the Selling Stockholder, which it has determined is adequate for that purpose. Such Selling Stockholder acknowledges that such Selling Stockholder has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Selling Stockholder in this Agreement. Such Selling Stockholder has received all of the information that it considers necessary or appropriate for deciding whether to sell the Shares and has had the opportunity to ask questions and receive answers from the Company. Such Selling Stockholder acknowledges that the Company and its affiliates, officers and directors may possess material non-public information not known to the Selling Stockholder regarding or relating to the Company, including, but not limited to, information concerning the business, financial condition, results of operations or prospects of the Company. Such Selling Stockholder acknowledges and confirms that it is aware that future changes and developments in (i) the Company’s business and financial condition and operating results, (ii) the industries in which the Company competes and (iii) overall market and economic conditions, may have a favorable impact on the value of the Common Stock after the sale by the Selling Stockholder of the Shares to the Company pursuant to terms of this Agreement.

4. Termination; Adjustment. This Agreement shall automatically terminate and be of no further force and effect in the event that the Underwriting Agreement is terminated pursuant to its terms or in the event that the closing of the sale of the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement has not been completed within 10 business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

To the Selling Stockholders:

To the address listed for each Selling Stockholder on Schedule A hereto.

To the Company:

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: David C. Mussman

Email: dcmussman@west.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Jonathan C. Babb

Email: jbabb@sidley.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Selling Stockholders, or any of them, with respect to the subject matter hereof.

(d) Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholders and the Company and their respective successors and assigns.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD

TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

(h) Waiver of Jury Trial. The Company and each Selling Stockholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(j) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(k) Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and each Selling Stockholder.

(l) Expenses. Each of the Company and the Selling Stockholders shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:
WEST CORPORATION

By:	/s/ Thomas B. Barker
Name:	Thomas B. Barker
Title:	Chief Executive Officer

[Signature Page to Stock Repurchase Aggreement]

SELLING STOCKHOLDERS:

THOMAS H. LEE EQUITY FUND VI, L.P.
THOMAS H. LEE PARALLEL FUND VI, L.P.
THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
THL EQUITY FUND VI INVESTORS (WEST), L.P.
THL EQUITY FUND VI INVESTORS (WEST) HL, L.P.

By:	THL Equity Advisors VI, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	Thomas H. Lee Partners, L.P., its sole general partner
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

PUTNAM INVESTMENT HOLDINGS, LLC

By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact
By:	THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Managing Director

[Signature Page to Stock Repurchase Aggreement]

SELLING STOCKHOLDERS:

QUADRANGLE CAPITAL PARTNERS II LP
QUADRANGLE SELECT PARTNERS II LP
QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, its general partner
By:	QCP GP Investors II LLC, its general partner

By:	/s/ Michael Huber
Name:	Michael Huber
Title:	President and Managing Principal

[Signature Page to Stock Repurchase Aggreement]

SCHEDULE A

Selling Stockholders	Total Number of Shares to be Repurchased
Thomas H. Lee Equity Fund VI, L.P.*	343,048
Thomas H. Lee Parallel Fund VI, L.P.*	232,293
Thomas H. Lee Parallel (DT) Fund VI, L.P.*	40,577
THL Coinvestment Partners, L.P.*	629
Putnam Investment Holdings, LLC**	1,751
Putnam Investments Employees’ Securities Company III LLC**	1,750
THL Equity Fund VI Investors (West), L.P.*	180,158
THL Equity Fund VI Investors (West) HL, L.P.*	27,558
Quadrangle Capital Partners II LP***	150,738
Quadrangle Select Partners II LP***	4,043
Quadrangle Capital Partners II-A LP***	17,455

Total	1,000,000

*	Notices pursuant to Section 5 to be delivered c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, MA 02110 and c/o Weil, Gotshal & Manges LLP, Attn: Alexander D. Lynch, 767 Fifth Avenue, New York, NY 10153
**	Notices pursuant to Section 5 to be delivered c/o Putnam Investment, Inc., 1 Post Office Square, Boston, MA 02109 and c/o Weil, Gotshal & Manges LLP, Attn: Alexander D. Lynch, 767 Fifth Avenue, New York, NY 10153
***	Notices pursuant to Section 5 to be delivered c/o Quadrangle Group LLC, 1065 Avenue of the Americas, 34th Floor, New York, NY 10018